Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in Registration Statement No. 333-78449 on Form S-8, and in the Annual Report on Form 10-KSB of Eagle Bancorp, Inc. for the year ended December 31, 2001, of our report dated February 2, 2002, relating to the consolidated financial statements of Eagle Bancorp, Inc.


 /s/ Stegman and Company


Baltimore, Maryland
March 27, 2002